SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2013

Southern States Sign Company

(Exact name of small business issuer as specified in its charter)

Nevada	26-3014345
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Viale Bruno Buozzi 83, Rome, Italy (Address of principal executive offices)

39.06.80692582
(Issuer’s telephone number)

__________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 – Matters Related to Accountants and Financial Statements

ITEM 4.01. Changes in Registrant’s Certifying Accountant.

On February 7, 2013, Southern States Sign Company (the “Company”) received written notice from Silberstein Ungar, PLLC (“Silberstein”), that Silberstein was resigning as the Company’s independent registered public accounting firm, effective as of such date (the “Effective Date”).

The reports of Silberstein on the Company’s consolidated financial statements for the past two fiscal years ended November 30, 2011 and 2010 did not contain an adverse opinion or disclaimer of opinion, or modification of opinion as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years ended November 30, 2012 and the subsequent interim period through the Effective Date, there were no disagreements with Silberstein, resolved or unresolved, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Silberstein, would have caused Silberstein to make reference to the subject matter of the disagreements in connection with its report.

There were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K that occurred during the Company’s fiscal years ended November 30, 2012 and 2011, or during the subsequent interim period through the Effective Date.

The Company has requested that Silberstein furnish it a letter addressed to the SEC stating whether it agrees with the above statements. A copy of that letter, dated February 13, 2013 is filed as Exhibit 16.1 to this Form 8-K.

As of the date hereof, the Company has not engaged a replacement independent public accounting firm.

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Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter from Silberstein Ungar, PLLC, dated February 13, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Southern States Sign Company

By: /s/ Antonio Conte
Antonio Conte
Chief Executive Officer
Dated: February 13, 2013

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